UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 28, 2004

RAINDANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31045	84-1407805

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1157 Century Drive
Louisville, Colorado 80027

(Address of principal executive offices and Zip Code)

(800) 878-7326

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

On January 28, 2004, Raindance Communications, Inc., a Delaware corporation (the “Company”), announced that, effective as of January 28, 2004, Don Detampel, a member of the Company’s Board of Directors, has been appointed as its President and Chief Executive Officer. He replaces Nicholas Cuccaro, the Company’s Chief Financial Officer, who has also been serving as the Company’s Interim President and Chief Executive Officer since September 22, 2003. Mr. Cuccaro will continue to serve as the Company’s Chief Financial Officer. The press release announcing the appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits

     (c) Exhibits

99.1	Press Release, dated January 28, 2004, entitled “Raindance Appoints Don Detampel as New Chief Executive Officer.”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 28, 2004

RAINDANCE COMMUNICATIONS, INC

By:	/s/Nicholas J. Cuccaro

Nicholas J. Cuccaro
Its:	Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release, dated January 28, 2004, entitled “Raindance Appoints Don Detampel as New Chief Executive Officer.”